CONFORMED COPY






                                  FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         CARCO Auto Loan Master Trust
-----------------------------------------------------------------------------
            (Exact Name of registrant as specified in its charter)


              New York                                   Not Applicable
      -----------------------                         -------------------
      (State of incorporation                            (IRS Employer
          or organization)                            Identification No.)

        27777 Franklin Road
           Southfield, MI                                  48034-8286
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(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                        Name of each exchange on
        to be so registered                         which each class is to
                                                    be registered

            None


Securities to be registered pursuant to Section 12(g) of the Act:

        Floating Rate Auto Loan Asset Backed Certificates, Series
        1996-2





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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

        The information required by this Item is set forth under the heading "Description of the Certificates" on pages 26 to 53 of the Prospectus, dated October 25, 1996 (related to CARCO Auto Loan Master Trust Auto Loan Asset Backed Certificates (the "Prospectus")) and under the heading "Series Provisions" on pages S-19 to S-33 of the Prospectus Supplement dated December 6, 1996 (related to the offering of $500,000,000 of CARCO Auto Loan Master Trust Floating Rate Auto Loan Asset Backed Certificates, Series 1996-2 (the "Prospectus Supplement")). The Prospectus and the Prospectus Supplement were electronically transmitted to the Commission for filing on December 9, 1996, with reference to Registration Statement No. 33-55795 and in compliance with Rule 424(b)(2) adopted under the Securities Act of 1933, as amended. The material under the heading "Description of the Certificates" on pages 26 to 53 of the Prospectus and under the heading "Series Provisions" on pages S-19 to S-33 of the Prospectus Supplement is incorporated herein by reference.








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



Item 2. Exhibits.

        The following exhibits are filed with this Registration Statement:

        1 Copy of a Floating Rate Auto Loan Asset Backed Certificate, Series 1996-2.

        2.1. Copy of the Pooling and Servicing Agreement, dated as of May 31, 1991, among Chrysler Auto Receivables Company, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as Exhibit 2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated July 31, 1991, and incorporated herein by reference.

        2.2. Copy of the First Amendment dated as of August 6, 1992 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as
               Exhibit 2.2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated September 14, 1992, and incorporated herein by reference.

        2.3.   Copy of the Second Amendment dated as of September 21,
               1993 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as
               Exhibit 4.3 to USA's Registration Statement on Form S-1 (File No. 33-71044) and incorporated herein by reference.

        2.4. Copy of Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996, by and among U.S. Auto Receivables Company, Chrysler Financial Corporation, Manufacturers and Traders Trust Company, and The Bank of New York. Filed as Exhibit 4-DD to the Trust's Quarterly Report on Form 10-Q for the period ended September 30, 1996, and incorporated herein by reference.





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




        3. Copy of the Series 1996-2 Supplement dated as of November 30, 1996, among U.S. Auto Receivables Company, as Seller, Chrysler Financial Corporation, as Servicer, and The Bank of New York, as Trustee. Filed as Exhibit 4-FF to the Trust's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.


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







                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CARCO Auto Loan Master Trust

                                      By: Chrysler Financial Corporation, as
                                                   Servicer


                                      By: /s/ D. H. Olsen
                                          ----------------------------------
                                          D. H. Olsen
                                          Assistant Treasurer

Dated: April 29, 1997



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                                EXHIBIT INDEX


  No.          Description of Exhibit
  ---          ----------------------

   (1)         Copy of a Floating Rate Auto Loan
               Asset Backed Certificate,
               Series 1996-2.

   (2.1) Copy of the Pooling and Servicing Agreement, dated as of May 31, 1991, among Chrysler Auto Receivables Company, as Seller, Chrysler Credit Corporation, as Servicer, and Manufacturers and Traders Trust Company, as Trustee. Filed as Exhibit 2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated July 31, 1991, and incorporated herein by reference.

   (2.2) Copy of the First Amendment dated as of August 6, 1992 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and Manufacturers and Traders Trust Company, as Trustee. Filed as
               Exhibit 2.2 to CARCO Auto Loan Master Trust's Registration Statement on Form 8-A dated September 14, 1992, and incorporated herein by reference.

   (2.3) Copy of the Second Amendment dated as of September 21, 1993 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as Seller, Chrysler Credit Corporation, as Servicer and






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


                                EXHIBIT INDEX
                                 (continued)


  No.          Description of Exhibit
  ---          ----------------------

               Manufacturers and Traders Trust Company, as Trustee. Filed as
               Exhibit 4.3 to USA's Registration Statement on Form S-1(File No. 33-70144) and incorporated herein by reference.

   (2.4.)      Copy of Agreement of Resignation, Appointment and
               Acceptance dated as of August 23, 1996, by and among U.S. Auto Receivables Company, Chrysler Financial Corporation, Manufacturers and Traders Trust Company, and The Bank of New York. Filed as Exhibit 4-DD to the Trust's Quarterly Report on Form 10-Q for the period ended September 30, 1996, and incorporated herein by reference.

   (3) Copy of the Series 1996-2 Supplement dated as of November 30, 1996, among U.S. Auto Receivables Company, as Seller,Chrysler Financial Corporation, as Servicer, and The Bank of New York, as Trustee. Filed as Exhibit 4-FF to the Trust's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.





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